Exhibit 23.2


                       [Letterhead of SunAmerica, Inc.]





                                       September 27, 1995



SunAmerica, Inc.
1 SunAmerica Center
Los Angeles, California  90067-6022


                     Re:   Letter of Consent

Ladies and Gentlemen:

               I hereby consent to the use of my name under the headings "Legal Matters" in the Prospectuses forming a part of the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                             Very truly yours,




                                             Susan L. Harris